CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Exhibit 10.1

AMENDED AND RESTATED SUPPLY AGREEMENT

This Amended and Restated Supply Agreement (the “Agreement”) is made and entered into as of the date of the last signature hereto (the “Effective Date”) by and between EirGenix, Inc., a Taiwanese corporation having its principal place of business at No. 101, Lane 169, Kangning Street, Xizhi District, New Taipei City 22180, Taiwan (“EirGenix”), and Bolt Biotherapeutics, Inc., a Delaware corporation having its principal place of business at 900 Chesapeake Drive, Redwood City, CA 94063 USA (“Bolt”).

RECITALS

WHEREAS, EirGenix is engaged in the development and commercialization of biosimilar products as well as the provision of process development, manufacturing and supply of monoclonal antibody products, including a biosimilar trastuzumab antibody designated internally by EirGenix as EG12014 (the “Antibody”);

WHEREAS, Bolt is engaged in the research, development and commercialization of novel biotherapeutics that utilize tumor-targeting antibodies, including biosimilar trastuzumab, in combination with proprietary compositions and methods to improve overall therapeutic performance;

WHEREAS, the Parties entered into that Supply Agreement effective as of March 10, 2019 (the “Original Agreement”, such effective date, the “Original Effective Date”), pursuant to which EirGenix supplied the Antibody to Bolt; and

WHEREAS, the Parties wish to amend and restate the Supply Agreement, including the terms and conditions for the supply of Antibody to Bolt as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1
- Definitions

Whenever used in this Agreement, the following capitalized terms shall have the respective meanings as set forth below:

1.1
“Adverse Event” means an adverse event associated with the use of the Antibody in humans that is reportable to Regulatory Authorities in accordance with Applicable Laws in the Territory.
1.2
“Affiliate” means any corporation or other legal entity controlling, controlled by or under common control with a Party. As used in this definition, “control” means the direct or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

indirect ownership of fifty percent (50%) or more of the voting securities of such corporation or other legal entity or the power to direct the management of such corporation or other legal entity.
1.3
“Applicable Laws” means all laws, ordinances, rules and regulations of any Regulatory Authority or other governmental authority that apply to the Antibody or this Agreement, including without limitation (a) all applicable federal, state and local laws and regulations; (b) the U.S. Federal Food, Drug and Cosmetic Act; (c) International Conference on Harmonisation guidelines (ICH Q7); and (d) if applicable, cGMP and related standards promulgated by the FDA and other Regulatory Authorities.
1.4
“Boltbody” means a pharmaceutical preparation that is comprised of an antibody in combination (through conjugation and/or co-formulation) with Bolt Technology that is designed to generate an immune response to cells targeted by an antibody.
1.5
“Bolt Technology” means all compositions, methods and processes owned or otherwise controlled by Bolt that are designed to stimulate an immune response to cells targeted by an antibody, and all intellectual property rights therein.
1.6
“Cell Line” means the cGMP cell line used by EirGenix to express the Antibody.
1.7
“cGMP” means current good manufacturing practices and standards as promulgated by the applicable Regulatory Authority in the United States and the European Union and the International Conference on Harmonization, as amended from time to time.
1.8
“Delivery Date” means the date (or month as specified herein) on which the fully released Antibody is ready to be shipped to Bolt or its designee.
1.9
“Drug Master File” means a submission to a Regulatory Authority of information concerning the chemistry, manufacturing and controls of the Antibody to permit such Regulatory Authority to review such information in support of any application for Regulatory Approval.
1.10
“EirGenix Technology” means compositions, methods and processes, and all supporting documentation, and other information owned or otherwise controlled by EirGenix during the term of this Agreement relating to the Antibody, and all intellectual property rights in the foregoing. EirGenix Technology includes biological materials (including the Cell Line, critical reagents and ancillary materials), know-how (including process related information, batch records, standard operating procedures, Antibody characterization information, analytical methods and information and stability data), chemistry, manufacturing and controls data and procedures for quality control and testing of the Antibody, and any patents and other intellectual property rights as may be necessary or useful for the development, manufacture or commercialization of the Product.
1.11
“Party” means either EirGenix or Bolt and “Parties” means both EirGenix and Bolt.
1.12
“Phase I Clinical Trial” means a human clinical study of a Product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as

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described in 21 C.F.R. 312.21(a) (as amended or any replacement thereof), or a similar human clinical study prescribed by the Regulatory Authority in a country other than the United States.
1.13
“Phase III Clinical Trial” means a human clinical study of a Product, the design of which is acknowledged by the FDA to be sufficient for such clinical study to satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar human clinical study prescribed by the Regulatory Authority in a country other than the United States. Phase III Clinical Trial also includes (a) the portion of any human clinical study that meets the foregoing definition, as in the case of a study designated as a “Phase II/III” clinical trial, and (b) any other human clinical study serving as a pivotal study from which the data are actually submitted to the applicable Regulatory Authority in connection with an application for Regulatory Approval, whether or not such study is expressly designated as a “Phase III” clinical trial.
1.14
“Product” means a Boltbody comprising the Antibody.
1.15
“Quality Agreement” means the quality agreement between Bolt and EirGenix effective as of October 1, 2019 (as amended from time to time or any replacement entered into therefor).
1.16
“Regulatory Approval” means, with respect to a product, all approvals, licenses, registrations or authorizations necessary to market and sell such product in a particular jurisdiction in the Territory (including applicable approvals of labeling, price and reimbursement for such product in such jurisdiction).
1.17
“Regulatory Authority” means any governmental authority involved in regulating any aspect of the manufacture, sale, distribution, or use of the Antibody or the Product, as applicable, including the United States Food and Drug Administration (“FDA”).
1.18
“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority (including minutes of meeting with Regulatory Authorities) that are necessary or reasonably desirable to access in connection with the development, manufacture, marketing, sale or other commercialization of any pharmaceutical product in a particular country or regulatory jurisdiction. Regulatory Materials include Investigational New Drug Applications and Biologics License Applications (each as defined under FDA regulations), clinical trial applications, marketing approval applications and applications for pricing approvals.
1.19
“Related Product” means any product comprising [***].
1.20
“Specifications” means the written specifications for the Antibody as defined and set forth in the Quality Agreement. This specification may differ from the specification applied to the Antibody produced for other purposes.
1.21
“Territory” means worldwide.
1.22
[***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

1.23
Additional Definitions. Each of the following terms shall have the meaning described in the corresponding Section of this Agreement indicated below:

Term	Section
Agreement ………………………………	First Paragraph
Antibody ………………………………...	Recitals
Antibody Warranty ……………………...	9.2(a)
Bolt ……………………………………...	First Paragraph
Change of Control ……………………….	13.6
CMO …………………………………….	4.4(b)
Commercial Supply Price ……………….	8.1
Confidential Information ………………..	11.1
Data Package ……………………………	7.3

Disclosing Party …………………………	11.1
Effective Date …………………………...	First Paragraph
EirGenix ………………………………...	First Paragraph
Failure to Supply ………………………..	4.4(a)
FCPA ……………………………………	9.2(e)
FDA ……………………………………..	1.17
Forecast …………………………………	3.1
Indemnitee ………………………………	10.3
Indemnitor ………………………………	10.3

Inspection Period ………………………..	6.1
Prior Agreements ………………………..	11.1
Prior MTA ………………………………	13.7

Receiving Party ………………………….	11.1
Recipients ……………………………….	11.2
Supply Price ……………………………..	5.1
Article 2
- Supply
2.1
In General. EirGenix shall supply Bolt with Antibody under the terms and conditions contained in this Agreement.
2.2
Permitted Use. Bolt shall use the Antibody solely for the purpose of researching, developing, manufacturing and commercializing the Product. For the avoidance of doubt, Bolt shall not or cause any third-party to (a) directly or indirectly develop the Cell Line and/or (b) commercialize the Antibody as a standalone product or any form of derivative (other than Products).
2.3
Changes in Manufacture. EirGenix will provide Bolt with at least [***] prior written notice of any proposed changes in the Specifications, and neither EirGenix nor any of its

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contract manufacturers shall implement any such change without Bolt’s prior written approval, except to the extent such change is required by written directive of the FDA, the European Medicines Agency, Japan’s Pharmaceuticals and Medical Devices Agency or Taiwan’s Food and Drug Administration. Any such permitted changes to the Specifications of the Antibody shall be signed by an authorized representative of each of the Parties, and shall be effective for purchase orders of the Antibody placed after the effective date of such changes. In addition, EirGenix will provide Bolt with timely written notice of other manufacturing changes as detailed in and in accordance with the timelines set forth in the Quality Agreement.
2.4
EirGenix Technology. Except as expressly stated in this Agreement, each Party retains all right, title and interest in and to any intellectual property owned or developed by such Party. Nothing in this Agreement is to be construed as granting a license to a Party to utilize the Confidential Information or intellectual property of the other Party except as expressly provided in this Agreement. Bolt will not seek to commercialize trastuzumab supplied by EirGenix as a biosimilar or on a stand-alone basis or any form of derivative (other than a Boltbody) and will use such Antibody solely for the research, development and commercialization of Boltbodies.
2.5
Quality Agreement. Within ninety (90) calendar days following the Effective Date, the Parties shall update the existing Quality Agreement, in accordance with Bolt’s and EirGenix’s standard operating procedures and in conformity with Applicable Laws. In addition, the Quality Agreement shall be updated from time to time in accordance with standard industry practices. To the extent that any inconsistencies or conflicts exist between the Quality Agreement and this Agreement, the provisions in this Agreement shall prevail, except with respect to quality assurance matters related to the Antibody, in which case the Quality Agreement shall prevail.
2.6
Quality Assurance. Subject to the terms and conditions of the Quality Agreement, EirGenix shall maintain ongoing written quality assurance and testing procedures in compliance with Applicable Laws and this Agreement. During the term of this Agreement, EirGenix shall ensure that the manufacturing facilities for the Antibody are in compliance with Applicable Laws and maintain such registrations, licenses and permits as may be necessary to supply Antibody to Bolt hereunder for incorporation into a Product.
2.7
Quality Control. EirGenix shall ensure the manufacture of the Antibody in compliance with the Antibody Warranty. Prior to each shipment of Antibody, EirGenix shall perform quality control procedures reasonably necessary to ensure that the Antibody to be shipped complies fully with the Antibody Warranty. Each shipment of Antibody shall be accompanied by a certificate of analysis and a certificate of compliance describing all current requirements of the applicable Specifications and results of tests performed certifying that the quantities of Antibody supplied have been manufactured, controlled and released at the applicable manufacturing facility according to the Specifications and Applicable Laws in a format (and based upon such analytical methods) as mutually agreed by the Parties. EirGenix will retain samples of each batch of the Antibody it manufactures, and produce and maintain batch records with respect to each batch, in each case as required by Applicable Laws, and upon request, will provide such samples and copies of such batch records to Bolt.

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2.8
Deviations. Without limiting EirGenix’s obligations under Section 2.7 above, EirGenix shall promptly provide Bolt with deviations in accordance with the Quality Agreement. In addition to the provision of such notice, EirGenix shall undertake those actions to investigate the cause of such deviation and to correct the same as set out in this Agreement and the Quality Agreement, and as otherwise reasonably requested by Bolt.
2.9
Inspections. EirGenix shall, upon reasonable notice, permit authorized representatives of Bolt, [***] and during normal working hours, to enter and inspect the facilities where the Antibody is manufactured, tested or stored (including related batch records and other manufacturing records), for purposes of verifying that such facilities and operations comply with the terms and conditions of this Agreement and with Applicable Laws. Bolt shall also have the right to observe the manufacture of the Antibody, upon reasonable notice, at any time when the Antibody is being manufactured, and to inspect and audit records and data relating to the manufacture, testing and storage of the Antibody.
2.10
Additional Studies. Upon request by Bolt, EirGenix may perform specific additional scopes of work (e.g. container compatibility, sample testing, and/or stability studies) in accordance with regulatory filing requirements, in each case based upon a scope of work mutually agreed upon by the Parties in writing and at EirGenix’s standard rates for similar services.
2.11
Recalls of Product. Bolt shall have the sole right to initiate any recall of a Product. EirGenix shall provide assistance and cooperation to Bolt (or its designee), as reasonably requested, in conducting any such recall, including assisting and cooperating with investigations and providing all pertinent records that may assist Bolt in effecting such recall. If such recall arises out of or results from (i) the negligence or willful misconduct of EirGenix or (ii) a breach of this Agreement by EirGenix (including a breach of any of the representations or warranties in Article 9), EirGenix shall bear the portion of the costs and expenses of such recall corresponding to EirGenix’s responsibility.
2.12
Exclusivity. EirGenix shall not, directly or indirectly (through any other person, entity or otherwise), develop, manufacture, sell, market, promote or distribute any Related Product in the Territory, nor sell or otherwise transfer the Antibody to any third party for the development, manufacture, sale, marketing, promotion or distribution of any Related Product in the Territory.
2.13
Subcontractors. EirGenix may not subcontract all or any part of its obligations under this Agreement to any third party unless: (i) Bolt provides its prior written consent, (ii) the subcontractor is bound in writing to perform the subcontracted services in accordance with this Agreement and (iii) EirGenix remains fully responsible to Bolt for the performance of such services by the subcontractor (including any breach of this Agreement by the subcontractor). Except for the subcontractors which EirGenix has already used for certain bioanalytical tests, viral clearance study, bulk harvest viral tests, leachable & extractable tests, and cell bank characterizations.
2.14
Joint Steering Committee. The Parties will establish a joint steering committee (the “JSC”) to review, coordinate, and provide overall strategic directions and make decisions to the Parties’ activities pursuant to this Supply Agreement, the initial members of which are set forth in Exhibit A. The JSC shall be comprised of three senior managers of each Party with appropriate

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experience and level of decision-making authority. Employees of each Party that are not members of the JSC may attend meetings of the JSC as useful or required to further the activities contemplated by this Supply Agreement. The JSC shall meet at least once every six (6) months to discuss the Parties’ cooperation and aligning the parties’ strategies at a mutually acceptable time and location.
Article 3
- ForecastS and OrderS
3.1
Forecasts. The Parties agree that the following shall apply to clinical supply only. Commencing upon the Effective Date, at least [***] prior to the end of each [***], Bolt will provide EirGenix with an estimate of Bolt’s anticipated orders of the Antibody for the following [***] on a [***] basis (each, a “Forecast”). If mutually agreed by the Parties in the [***] meeting, the initial [***] Forecast [***] and the intended delivery month are binding to the extend[sic] provided in the table below and Bolt will submit firm purchase order for such binding quantities in accordance with Section 3.2. The [***] Forecast shall be [***]. The final [***] of each Forecast [***] are non-binding and provided for planning purposes. The Parties will have meetings at the beginning of each [***] to review and confirm the Forecast for the next [***]. The Parties agree to cooperate in efforts to accommodate deviations from the Forecast procedure if unforeseen circumstances demand it. In addition, Bolt may secure available production slots in the applicable [***] of each Forecast, provided that Bolt submits a [***] of the total payment for such available production slots. For the avoidance of doubt, it will take at least [***] to complete the procurement process for all raw materials prior to the initiation of the very first 100% binding production ([***] of the Forecast) of Antibody.

Quarters	Percentage of Forecast that is Binding
[***]	[***]
[***]	[***]
[***]*	[***]* *Subject to reservation in accordance with Section 3.1
3.2
Purchase Orders. Pursuant to Section 3.1, Bolt shall submit to EirGenix its firm purchase orders for the Antibody to be produced in [***] of each Forecast, specifying: (i) the quantity of the Antibody ordered, (ii) the requested Delivery Date and (iii) whether such order has a significant time deadline.
3.3
Acceptance of Purchase Orders. All purchase orders for the Antibody submitted by Bolt in accordance with this Article 3 shall be deemed accepted by EirGenix upon receipt. Within [***] following receipt of a purchase order, EirGenix will confirm in writing the Delivery Date for the Antibody.

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Article 4
- Delivery
4.1
Delivery. The Antibody ordered by Bolt hereunder shall be delivered [***] at which time title and risk of loss shall transfer to Bolt. Bolt shall be responsible for all shipping costs invoiced by EirGenix as set forth in Section 5.2. Each shipment of the Antibody shall be accompanied by a certificate of analysis and certificate of compliance as set forth in Section 2.7 and as further defined in the Quality Agreement. If requested by Bolt, each shipment will contain satellite samples for testing.
4.2
Responsibility for Export/Import Licenses. EirGenix shall procure all necessary licenses or permits required to supply and export the Antibody, and Bolt shall procure any necessary licenses or permits required to receive and import the Antibody. The Parties will reasonably cooperate with each other to effect compliance with all applicable export and import laws and regulations applicable to their activities under this Agreement.
4.3
Delays. If either Party requests delay or advance (rescheduling) of a batch once a firm order has been placed, the Parties will use reasonable efforts to accommodate requested schedule change. If EirGenix [***] and such delay in delivery is not caused by circumstances outside of EirGenix’s control, EirGenix will [***] If a Bolt requested delay can be accommodated and such delay in delivery is not caused by circumstances outside of Bolt’s control, Bolt shall incur [***]. For the avoidance of doubt, such delay accommodation requested by Bolt cannot be longer than [***] from the originally agreed initiation of production. [***]. If a Bolt requested delay cannot be accommodated, then it will be considered [***]. For the avoidance of doubt, such [***] are not applicable to delays caused by force majeure events or customs delay provided Bolt and EirGenix fulfill their obligations with respect to such force majeure events as set forth in Section 13.2.
4.4
Failure to Supply.
(a)
During the term of this Agreement, EirGenix shall continue to manufacture the Antibody at its facilities located in [***]. In the event EirGenix foresees or becomes aware that it will be unable to deliver any shipment of the Antibody in the quantity and by the delivery date specified by Bolt in a purchase order (each a “Failure to Supply”), EirGenix shall promptly notify Bolt in writing. In such event, the Parties shall promptly convene to identify the actions necessary to address the problem. EirGenix shall use its best efforts to promptly remedy any Failure to Supply and resume supplying Antibody meeting the requirements of this Agreement to Bolt as soon as possible. All costs and expenses required to remedy a Failure to Supply and incurred by EirGenix shall be borne by EirGenix.
(b)
In the event of a Failure to Supply, EirGenix shall quickly select and establish an alternative manufacturer (which alternative manufacturer shall be reasonably acceptable to Bolt) (a “CMO”) to continue manufacturing the Antibody. EirGenix will be responsible for technology transfer costs associated with the establishment of such alternative manufacturer. The technology transfer and establishing an alternative manufacturer will be performed diligently by EirGenix but may take [***], and [***]. EirGenix will use its best efforts to continue to supply quantities of EG12014 to minimize the impact on Bolt’s clinical development and/or commercialization until sufficient supply is available to meet Bolt’s needs. Bolt shall also have

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the right to terminate this Agreement in its entirety immediately upon written notice to EirGenix in the event a Failure to Supply continues for more than [***]. In addition, Bolt shall have the right to cancel orders for any quantities of Antibody affected by such Failure to Supply effective upon notice to EirGenix, and if so cancelled, EirGenix shall refund any payments already made for the affected order(s) and Bolt shall have no further obligations to purchase any such cancelled quantities of Antibody.
(c)
In the event of Failure to Supply, and EirGenix does not obtain the regulatory approval from FDA for the Antibody as a standalone biosimilar product, plus if EirGenix could not establish an alternative manufacturer as set forth in Section (b), both Parties will [***], to the extent necessary or useful for Bolt to manufacture or have manufactured a sufficient supply of Antibody, [***].
Article 5
- Price and Payment
5.1
Supply Price. As of the Effective Date, depending on the scale of production, the supply price of the Antibody under this Agreement for use in Bolt’s pre-clinical and clinical development activities (the “Supply Price”) is set forth in the table below [***].

Supply Price	Scale of Production
[***]	[***]
[***]	[***]
[***]	[***]

5.2
Invoicing & Cancellation. EirGenix shall issue invoices to Bolt for (i) [***] of the purchase price upon [***], (ii) [***] of the purchase price at the time of [***] and (iii) [***] of the purchase price upon Bolt’s completion of acceptance testing pursuant to Section 6.1. Invoices shall include shipping costs actually incurred by EirGenix for delivery of the Antibody. Bolt shall pay each undisputed invoice within [***] after the date of receipt of such invoice. Interest shall accrue on late payments at the lesser of [***].

If Bolt cancels a firm order [***]. If Bolt cancels a firm order production [***]. In addition, EirGenix shall issue [***]. In either case, if a manufacturing slot can be repurposed for another client or project, [***].

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5.3
Use and Fees for Using EG12014’s Regulatory Data Package. Subject to delivery of the Data Package and continued supply by EirGenix of Antibody ordered by Bolt in accordance with Article 3, Bolt shall pay the amounts set forth below within [***] after the earliest date on which the corresponding milestone event has first been achieved by or on behalf of Bolt:
(a)
[***];
(b)
[***];
(c)
[***]; and
(d)
[***].

Each milestone payment in this Section 5.3 shall be payable only once; no amounts shall be due for subsequent or repeated achievements of such milestone with respect to the same or another Product.

5.4
Payment. All payments to be made by Bolt to EirGenix under this Agreement shall be made by wire transfer to the following bank account (or other account designated by EirGenix from time to time) in U.S. Dollars without deducting any charge for remittance:

BANK ACCOUNT

Bank Name: [***]

Bank Address: [***]

Account Name: [***]

Bank Swift Code: [***]

Account Number: [***]

5.5
Taxes. EirGenix agrees that the Supply Price shall be inclusive of, and that EirGenix shall bear, all local (Taiwan, ROC) taxes, whether direct or indirect (including, by way of example, corporate income, sales and transfer taxes, and VAT), local levies and duties (including customs duties) as may be imposed on EirGenix (or for which EirGenix is required to act as withholding agent by the local governmental authority), and EirGenix shall be responsible for the timely payment of such amounts to the local governmental authority.
5.6
Recordkeeping. During the term of this Agreement EirGenix shall prepare and retain, and shall cause its contractors (including any CMO) to prepare and retain, accurate books and records related to transactions made pursuant to this Agreement, subject to such record retention and destruction provisions as set forth in the Quality Agreement and as may otherwise be required by Applicable Laws. Such records shall be made available for reasonable review, audit and inspection upon reasonable notice and with reasonable frequency, upon Bolt’s request for the purpose of verifying EirGenix’s calculations of amounts due hereunder, and the basis for such calculations or payments. Audits and inspections may be conducted by Bolt’s own personnel or retained consultant(s), subject to the confidentiality obligations set forth in this Agreement.

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Article 6
- Acceptance
6.1
Inspection. Bolt and its contractors shall inspect the Antibody promptly after receipt of any shipment with sufficient time to complete all acceptance testing and inspections (the “Inspection Period”) to check whether the Antibody conforms to the Antibody Warranty. It is estimated that the Inspection Period shall take approximately [***].
6.2
Claim and Remedy for Non-conformity. If Bolt determines that any shipment of the Antibody does not conform to the Antibody Warranty, Bolt shall inform EirGenix in writing of such non-conformity, including a description of the non-conformity, within the Inspection Period. If Bolt informs EirGenix of such non-conformity, upon EirGenix’s request, Bolt shall provide EirGenix with a reasonable sample of such Antibody in question for EirGenix’s testing. Bolt shall deliver the sample to EirGenix in accordance with such transportation instructions as provided by EirGenix. If EirGenix’s testing confirms such non-conformity, then such replacement shall be at EirGenix’s sole cost and expense (including the cost for the transportation of the sample to EirGenix). If EirGenix’s testing indicates that such Antibody conforms to the Antibody Warranty, EirGenix and Bolt shall cooperate to determine whether or not the Antibody conforms to the Antibody Warranty, and if the Parties cannot reach an agreement, Bolt shall submit a sample of the Antibody to an independent laboratory reasonably acceptable to EirGenix and Bolt for further testing. The results of the testing by such independent laboratory shall be binding on both Parties. If it is shown by the independent laboratory that the Antibody conforms to the Antibody Warranty, Bolt shall bear the cost for the replacement Antibody, the testing by the independent laboratory and the transportation of the samples to EirGenix. If it is shown by the independent laboratory that the Antibody fails to conform to the Antibody Warranty, EirGenix shall bear the cost for the replacement Antibody, the testing by the independent laboratory and the transportation of the sample to EirGenix. The rejected shipment of the Antibody will then, at EirGenix’s sole discretion, be destroyed or returned to EirGenix at EirGenix’s cost and expense. Except in the case of a latent defect (as noted in the following sentence), the obligations of EirGenix under this Section 6.2 shall not arise unless a written notice of an alleged non-conformity by Bolt is made to EirGenix within the Inspection Period. Notwithstanding the foregoing, Bolt shall have the right to reject any shipment of the Antibody that fails to conform to the Antibody Warranty, if such non-conformity was not reasonably susceptible to discovery based upon Bolt’s acceptance testing and inspection and Bolt provides notice to EirGenix within [***] after its discovery thereof; provided that such non-conformity is not directly attributable to Bolt’s or its agents’ handling, distribution or storage of the Antibody.
Article 7
- Regulatory Matters
7.1
Regulatory Actions. EirGenix shall permit Regulatory Authorities to conduct such inspections of the manufacturing facilities of EirGenix or its third party contractors at which any of the manufacturing activities relating to the Antibody are performed and of relevant records related thereto, as such Regulatory Authorities may request, including pre-approval inspections, and shall cooperate with such Regulatory Authorities with respect to such inspections and any related matters, in each case that is related to the manufacture and supply of the Antibody. EirGenix shall give Bolt prompt written notice of any such inspections relating to the Antibody, and shall keep Bolt informed about the results and conclusions of each such regulatory inspection, including

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actions taken by EirGenix to remedy conditions cited in such inspections. If the inspection is solely related to Bolt Products, Bolt shall bear all the related inspection cost. In addition, EirGenix shall allow Bolt or its representative to assist in the preparation for and be present at such inspections. EirGenix shall [***] provide Bolt with copies of any form 483s, warning letters or equivalent form by any Regulatory Authority and all correspondence between EirGenix and any Regulatory Authority with respect thereto, in each case relating to the Antibody, its manufacture or general manufacturing concerns (e.g., facility compliance or the like). Additionally, EirGenix agrees to notify and provide Bolt copies of any request. Prior to responding to such 483s, warning letters or equivalent form issued by any Regulatory Authority relating to the Antibody or its manufacture or general manufacturing issues, EirGenix shall provide to Bolt a copy of its proposed response with sufficient time for Bolt to review prior to submitting such response to the applicable Regulatory Authority.
7.2
Regulatory Cooperation. EirGenix agrees to cooperate fully and promptly provide to Bolt, as reasonably requested by and at no charge to Bolt, reasonable information and data in EirGenix’s possession or control necessary or useful for Bolt or its designee(s) to apply for, obtain and maintain Regulatory Approvals for the Product in the countries of [***], or otherwise required or requested to be provided to any Regulatory Authority of the aforesaid countries in connection with the Product. In addition, EirGenix agrees to reasonably cooperate with Bolt or its designees with respect to obligations to submit or report information relevant to the Product to Regulatory Authorities pursuant to Applicable Laws. As for the regulatory cooperation reasonably requested by Bolt outside the aforesaid countries ([***]), EirGenix will provide such reasonable information and data at an hourly rate of [***] to be invoiced by EirGenix upon delivery of such information and data.
7.3
Data Package; Right of Reference. EirGenix shall provide : (a) each Regulatory Authority Bolt is submitting to [***], (b) Bolt with the abbreviated documents or information relevant to [***] and/or additional document or other information necessary or useful for Bolt (to be discussed) to support and obtain approval of Bolt’s Regulatory Materials for Bolt Products, and (c) any updates to the sections set forth in (b) or the documents set forth in (b) ((a) - (c), collectively “Data Package”). For the avoidance of doubt, [***]. If reasonably practicable, EirGenix shall (i) [***], and (ii) incorporate [***] into the final versions of any such documents. EirGenix shall provide the Data Package in a timely manner to permit Bolt review (if applicable) prior to submission and to meet any Bolt timelines. Furthermore, if reasonably practicable, EirGenix may (A) [***], or (B) [***]. Bolt shall pay EirGenix for time spent by personnel of EirGenix in providing the Data Package to Bolt at an hourly rate of [***], to be invoiced by EirGenix upon delivery of the applicable documents. EirGenix hereby grants to Bolt and its designees the right to use EirGenix Technology, including the data and information contained in the Data Package solely for purposes of researching, developing, manufacturing, obtaining Regulatory Approvals for and commercializing the Product in the Territory, and to incorporate such data and information into Regulatory Materials. EirGenix hereby grants to Bolt and its designees the right to reference its Regulatory Materials, including any IND or Drug Master File, solely for purposes of obtaining Regulatory Approvals for the Product in the Territory, and upon request EirGenix shall promptly execute and deliver such additional documents and instruments, and provide such additional authorizations, to the applicable Regulatory Authorities as appropriate to effect such right of reference. EirGenix shall be responsible, at EirGenix’s expense, for maintaining any such IND or

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Drug Master File and promptly correcting any deficiencies therein that are identified by the applicable Regulatory Authority, in accordance with Applicable Laws.
7.4
Safety Data. EirGenix shall promptly inform Bolt in writing of any information regarding Adverse Events or other safety issues related to the use of the Antibody of which it becomes aware in a timely manner commensurate with the seriousness of the event to allow Bolt to comply with Applicable Laws.
7.5
Cooperation. Each Party agrees to (i) make its personnel reasonably available at their respective places of employment to consult with the other Party on issues related to the activities conducted in accordance with this Article 7 or otherwise relating to the development of the Antibody or the Product and thereafter in connection with any request from any Regulatory Authority, including with respect to regulatory, scientific, technical and clinical testing issues, and (ii) otherwise provide such assistance as may be reasonably requested by the other Party from time to time in connection with the activities to be conducted under this Article 7, or otherwise relating to the development of the Antibody or the Product.
Article 8
- Commercial Supply
8.1
The Parties agree that, at least [***] prior to the [***], they will negotiate in good faith and enter into an amendment to this Agreement setting forth the terms and conditions for long term commercial supply of the Antibody (in GMP intermediate form) compliant with cGMP. The Parties agree and acknowledge that the supply price per gram/batch for such commercial stage supply of the Antibody (the “Commercial Supply Price”) will be the [***]. “[***]” means [***]. Alternatively, if mutually agreed by the Parties, EirGenix shall supply Bolt with the Antibody (in drug substance form) for commercialization at a mutually agreed Commercial Supply Price [***].
Article 9
- Representations and WarrantIES
9.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that: (i) it is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (iii) this Agreement is legally binding upon it and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Laws; (iv) it has not granted, and will not grant during the term of this Agreement, any right to any third party which would conflict with the rights granted to the other Party hereunder; and (v) it is not aware of any action, suit, inquiry or investigation instituted by any third party which questions or threatens the validity of this Agreement.
9.2
Additional Representations and Warranties. EirGenix further represents and warrants to Bolt that:

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(a)
the Antibody supplied to Bolt hereunder shall: (i) conform to the Specifications and comply with all Applicable Laws, including cGMP, and EirGenix shall perform and document all manufacturing and supply activities contemplated herein in compliance with all Applicable Laws; (ii) have not less than [***] of shelf life remaining at the time of receipt by Bolt, unless otherwise agreed upon by Bolt; and (iii) be free and clear of any security interest, lien or other encumbrance (collectively (clauses (i), (ii) and (iii)), the “Antibody Warranty”);
(b)
the manufacturing facilities, the equipment used in the manufacture of Antibody within such facilities and the activities contemplated herein shall comply with all Applicable Laws, and EirGenix shall obtain (prior to performing the relevant obligations), and maintain during the term of this Agreement, all governmental registrations, permits, licenses and approvals necessary for EirGenix to manufacture and supply the Antibody to Bolt, and otherwise to perform its obligations, under this Agreement;
(c)
neither EirGenix, nor any of its Affiliates, nor any of their respective employees performing or involved with the performance under this Agreement, has been “debarred” by a Regulatory Authority in any jurisdiction, nor have debarment proceedings against EirGenix, any of its Affiliates, or any of their respective employees been commenced. EirGenix will promptly notify Bolt in writing if any such proceedings have commenced or if EirGenix, any of its Affiliates, or any of their respective employees are debarred by a Regulatory Authority in any jurisdiction;
(d)
EirGenix owns or possesses adequate licenses and other rights to any intellectual property to be used by EirGenix in fulfilling its obligations under this Agreement, and its manufacture and supply of the Antibody and fulfillment of its obligations under this Agreement shall not infringe, misappropriate or violate the intellectual property rights of any third party; and
(e)
in the performance of its obligations under this Agreement, EirGenix will not act in any fashion or take any action which will render Bolt liable for a violation of the U.S. Foreign Corrupt Practices Act (“FCPA”), which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist EirGenix or Bolt in obtaining or retaining business. Bolt shall have the right to immediately terminate this Agreement should EirGenix make any payment, or take any other action, which would violate the FCPA.
Article 10
– Indemnification; Liability
10.1
Indemnification by Bolt. Bolt shall indemnify, defend and hold harmless EirGenix, its Affiliates and their respective directors, officers, employees and agents from and against any and all liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) arising or resulting from any claims made or suits brought by a third party which arise or result from: [***], except in each case with respect to any matter for which EirGenix is obligated to provide indemnification under Section 10.2.
10.2
Indemnification by EirGenix. EirGenix shall indemnify, defend and hold harmless Bolt, its Affiliates and their respective directors, officers, employees and agents from and against

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any and all liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) arising or resulting from any claims made or suits brought by a third party which arise or result from: [***], except in each case to with respect to any matter for which Bolt is obligated to provide indemnification under Section 10.1.
10.3
Indemnification Procedure. A Party that intends to claim indemnification, on behalf of itself or any of its Affiliates, or any of their respective directors, officers, employees or agents (each, an “Indemnitee”), under this Article 10 shall promptly notify the other Party (the “Indemnitor”) in writing of the applicable claim, provided, however, that the failure to give such notice shall not limit or otherwise reduce the indemnity provided for in this Agreement except to the extent that failure to give notice materially prejudices the rights of the Indemnitor. The Indemnitor shall have the right, upon notice to the Indemnitee within [***] after the receipt of any such notice, to undertake the defense, settlement or compromise of such claim, and the failure of the Indemnitor to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnitor’s rights under this Section 10.3 and shall preclude the Indemnitor from disputing the manner in which the Indemnitee may conduct the defense of such claim. Upon such notice from the Indemnitor, the Indemnitor shall have sole control of the defense and/or settlement of such claim; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such claim. The Indemnitor shall not settle any claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The indemnification obligations of the Parties under this Article 10 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitee, and its employees, at the Indemnitor’s request and expense, shall provide full information and reasonable assistance to the Indemnitor and its legal representatives with respect to such claims covered by this indemnification.
10.4
Limitation on Liability. Except with respect to any breach of Article 11, [***] or a Party’s indemnification obligations under this Article 10, neither Party shall be liable to the other Party for lost profits, lost savings or any indirect, punitive, exemplary, incidental, consequential or special damages of whatever nature, even if such Party has knowledge of the possibility of such potential loss or damages.
10.5
Insurance. Each Party shall maintain at its sole cost and expense adequate liability insurance (including product liability insurance) with reputable and financially secure insurance carriers to protect against potential liabilities and risks arising out of activities to be performed under this Agreement and upon such terms (including coverages and deductible limits) as are customary in the pharmaceutical industry for the activities to be conducted by such Party under this Agreement. The coverage limits set forth in any such insurance policy shall not create any limitation on a Party’s liability to the other Party under this Agreement. Each Party shall furnish to the other Party upon request certificates issued by the applicable insurance company(ies) setting forth the amount of such liability insurance.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Article 11
- Confidentiality
11.1
Definition. “Confidential Information” means all information and data that is disclosed or provided by or on behalf of a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or to any of the Receiving Party’s Affiliates or representatives in connection with this Agreement (including the information of a third party), including such information or data disclosed or provided prior to the Original Effective Date. This Article 11 shall supersede that certain Confidentiality Agreement between the Parties dated August 1, 2017 and that certain Mutual Confidentiality Agreement among EirGenix, Bolt and Piramal Enterprises Limited dated June 20, 2018 (collectively, the “Prior Agreements”), and all Confidential Information as defined and disclosed between the Parties pursuant to the Prior Agreements shall be deemed to have been disclosed hereunder.
11.2
Obligations. The Receiving Party shall protect all Confidential Information of the Disclosing Party against unauthorized use and disclosure to third parties with the same degree of care as the Receiving Party uses for its own information of a similar nature, and in no event less than a reasonable degree of care. The Receiving Party shall be permitted to use the Confidential Information of the Disclosing Party solely as reasonably necessary to exercise its rights and fulfill its obligations under this Agreement (including any surviving rights), including (a) in prosecuting or defending litigation, (b) complying with Applicable Laws, or (c) otherwise submitting information to Regulatory Authorities or other governmental authorities. The Receiving Party shall not disclose the Confidential Information of the Disclosing Party to any third party other than to its Affiliates and their respective directors, officers, employees, contractors, licensees and professional advisors (collectively, “Recipients”) who have a need to know such information for purposes related to this Agreement, or the development, manufacture or commercialization of the applicable Product, are made aware of the non-disclosure and non-use obligations set forth in this Agreement and are bound by obligations of non-disclosure and non-use consistent with this Agreement. The Receiving Party shall be responsible for any disclosures or use of Confidential Information by its Recipients in violation of this Agreement.
11.3
Exceptions. Confidential Information shall not include any information to the extent the Receiving Party can demonstrate by competent evidence that such information:
(a)
is or becomes known to the public or part of the public domain through no wrongful act or omission by the Receiving Party (including the Receiving Party’s Recipients);
(b)
was known to, or was otherwise in the possession of, the Receiving Party prior to the time of disclosure by the Disclosing Party;
(c)
is disclosed to the Receiving Party on a non-confidential basis by a third party who is not, to the actual knowledge of the Receiving Party, breaching any confidentiality obligation to the Disclosing Party by disclosing such information; or
(d)
is independently developed by or on behalf of the Receiving Party or any of its Affiliates without use of or reference to the Confidential Information of the Disclosing Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

11.4
Disclosure Required by Law. The restrictions set forth in this Article 11 shall not apply to the extent that the Receiving Party is required to disclose any Confidential Information of the Disclosing Party under law or by an order of a Regulatory Authority; provided that the Receiving Party: (a) provides the Disclosing Party with prompt written notice of such disclosure requirement if legally permitted, (b) cooperates with the Disclosing Party’s efforts to oppose or limit, or secure confidential treatment for, such required disclosure at the Disclosing Party’s expense, and (c) if the Disclosing Party is unsuccessful in its efforts pursuant to subsection (b), discloses only that portion of the Confidential Information that the Receiving Party is legally required to disclose as advised by the Receiving Party’s legal counsel. Any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally compelled disclosure.
11.5
Nondisclosure of Agreement. Each Party agrees not disclose the terms and conditions of this Agreement to any third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except to such Party’s professional advisors, existing and potential investors, licensees, collaborators and acquirers and others on a reasonable need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, and provided that Bolt may inform its customers, suppliers and business contacts that EirGenix supplies the Antibody to Bolt. Notwithstanding the foregoing, each Party may make announcements concerning the subject matter of this Agreement to the extent required by Applicable Laws or any securities exchange, Regulatory Authority or tax authority.
11.6
Right to Injunctive Relief. Each Party agrees that breaches of this Article 11 may cause irreparable harm to the other Party and shall entitle such other Party, in addition to any other remedies available to it, to the right to seek injunctive relief enjoining such action.
11.7
Ongoing Obligation for Confidentiality. The Parties’ obligations of non-disclosure and non-use under this Article 11 shall survive any expiration or termination of this Agreement for [***].
Article 12
- Term and Termination
12.1
Term. This Agreement shall become effective as of the Effective Date and shall remain in effect during the period in which Bolt or any of its Affiliates or licensees continues to pursue the development or commercialization of any Product.
12.2
Termination. This Agreement may be terminated by mutual written agreement of both Parties at any time, by Bolt pursuant to Section 4.4, by Bolt upon at least sixty (60) days prior written notice or by either Party upon written notice to the other Party if:
(a)
the other Party becomes subject to any voluntary or involuntary bankruptcy proceeding that is not dismissed within sixty (60) days; or
(b)
the other Party commits a material breach of this Agreement and such other Party does not remedy the default within sixty (60) days of receiving a written demand to do so; provided, however, that if the Party alleged to be in breach of this Agreement disputes such breach

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

within such sixty (60) day period, the non-breaching Party shall not have the right to terminate this Agreement unless it has been determined pursuant to Section 13.4 that this Agreement was materially breached, and the breaching Party fails to cure the breach within sixty (60) days after such determination.
(c)
Bolt has the right to terminate this Agreement if EirGenix does not obtain the regulatory approval from FDA for the Antibody as a standalone biosimilar product.
(d)
EirGenix has the right to terminate this Agreement if Bolt has not been able to actively develop the Product for more than 2 years.
12.3
Effect of Termination. In the event of any termination of this Agreement pursuant to Section 4.4 or 12.2, EirGenix shall continue to fulfill any purchase orders submitted within [***] after the effective date of termination; provided that, to the extent Bolt notifies EirGenix, Bolt shall have the right to cancel any outstanding purchase orders and have no further obligation to purchase any Antibody ordered under such outstanding purchase orders. This Section 12.3 sets forth Bolt’s sole and exclusive obligations and liability to EirGenix with respect to purchases of the Antibody upon termination of this Agreement.
12.4
Survival. Sections 2.11, 5.3, 0, 5.6, 6.2, 12.3 and 12.4 and Articles 1, 9, 10, 11 and 13 shall survive the termination or expiration of this Agreement. All other rights and obligations of the Parties under this Agreement shall cease upon termination or expiration of this Agreement. It is understood that termination or expiration of this Agreement shall not relieve a Party from any liability that, at the time of such termination or expiration, has already accrued to the other Party, except as specified in Section 12.3 above.
Article 13
- Miscellaneous
13.1
Notice. Any notice or other communication required or permitted to be given under this Agreement shall be in English in writing, addressed to the applicable Party at its respective address set forth below, or to such other address as such Party may designate in writing. Any such notice or other communication shall be deemed to have been duly given to the Party when delivered, if delivered personally or sent by electronic transmission later confirmed in writing, or [***] after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable international courier service.

To EirGenix: To Bolt:

EirGenix, Inc. Bolt Biotherapeutics, Inc.

No. 101, Lane 169 900 Chesapeake Drive

Kangning Street, Xizhi District Redwood City, CA 94063

New Taipei City 22180, Taiwan USA

Attn: [***] Attn: [***]

Email: [***] Email: [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

All financial invoices to Bolt shall be emailed to: [***].

13.2
Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of earthquake, fire, flood or other casualty or due to strikes, riot, storms, explosions, acts of God, war, terrorism or a similar occurrence or condition beyond the reasonable control of the Parties, the Party so affected shall, upon giving prompt written notice to the other Party, be excused from such performance during such prevention, restriction or interference, and any failure or delay resulting therefrom shall not be considered a breach of this Agreement, so long as the affected Party takes commercially reasonable steps to relieve the effect of such cause as rapidly as reasonably possible. In addition, the Parties shall discuss the effect of such event on this Agreement and the measures to be taken. For clarity, the Parties agree and acknowledge that this Section 13.2 shall not limit the rights of Bolt in connection with a Failure to Supply under Section 4.4.
13.3
Governing Law. The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, U.S.A., without regard to any choice or conflict of laws rule or principle that will result in the application of the laws of any other jurisdiction.
13.4
Dispute Resolution. Any dispute arising out of or relating to this Agreement, or the breach thereof, shall be referred first to [***] and [***] for amicable resolution. If such dispute has not been resolved within [***], either Party may refer such dispute to binding arbitration conducted in [***] under the rules of the [***]. Further, each Party agrees that any such arbitration shall be conducted in the English language and that process may be served upon them in any manner authorized by the laws of the State of [***]. for such persons and waives and covenants not to assert or plead any objection that it might otherwise have to such arbitral tribunal or such service of process. Each Party agrees not to commence any legal proceedings based upon or arising out of this Agreement in a court of law, except that a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the selection of the arbitrator or pending the arbitrator’s determination of the merits of any dispute pursuant to this Section 13.4.
13.5
Amendment. No amendment or modification to this Agreement shall be effective and binding on either Party unless made in writing and executed by duly authorized representatives of the Parties.
13.6
Assignment. This Agreement and any of the rights and obligations hereunder shall not be assigned by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld; provided, however, that a Party may make such an assignment without the other Party’s consent to an Affiliate or to a third party successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction (a “Change of Control”). In the event an assignment is consented to by the other Party or is otherwise permitted hereunder, this Agreement shall inure to the benefit of and be binding upon the successor or the assignee. Any assignment not in accordance with this Section 13.6 shall be null and void.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

13.7
Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings between the Parties with respect thereto. This Agreement expressly supersedes the Material Transfer Agreement between the Parties dated August 24, 2017 (the “Prior MTA”), as amended, and all materials and information provided by EirGenix under the Prior MTA shall be deemed Antibody and EirGenix’s Confidential Information, respectively, for purposes of this Agreement and shall be subject to the terms of this Agreement. As of the Effective Date, this Agreement amends and restates the Original Agreement in its entirety and supersedes the Original Agreement in all respects; provided that, with respect to firm orders placed prior to the Effective Date, the existing mutually agreed invoicing terms shall apply.
13.8
Independent Contractors. EirGenix and Bolt are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties and neither Party shall have any authority to enter into any contracts or assume any obligations on behalf of the other Party, nor shall either Party represent itself as having such authority on behalf of the other Party.
13.9
No Waiver. No waiver of any breach will constitute a waiver of any subsequent or continuing breach. The failure of either Party to assert any claim in a timely fashion will not alter or restrict any such Party’s right to assert any claim for a subsequent breach of this Agreement.
13.10
Severability. If any provision of this Agreement is found to be invalid or unenforceable for any reason, the remaining provisions shall be construed and applied so as to most closely effectuate its intent. The invalidity or non-enforceability of any provision of this Agreement in any jurisdiction shall not cause the invalidity of the whole Agreement as to such jurisdiction, and shall not affect the validity or enforceability of such provision in any other jurisdiction.
13.11
Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The term “including,” “include,” or “includes” as used herein shall mean including without limiting the generality of any description preceding such term.
13.12
Exhibits. The Exhibits listed below and attached hereto shall be deemed to form an integral part of this Agreement:

Exhibit A: Joint Steering Committee; Co-Chairs

13.13
English Language. All notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language. This Agreement was prepared in the English language, and the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

English language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

(The remainder of this page is intentionally left blank. The signature page follows.)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

EirGenix, Inc. Bolt Biotherapeutics, Inc.

_/s/ Lee-Cheng (L-C) Liu__________ /s/ Grant Yonehiro_____________

Name: Lee-Cheng (L-C) Liu Name: Grant Yonehiro

Title: Founder, President & CEO Title: Chief Business Officer

Date: 25-Jan-2022______________________ Date: 21-Jan-2022__________________

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Exhibit A

Joint Steering Committee; Co-Chairs

[***]